FIRST AMENDMENT AND

                  COMPLETE RESTATEMENT OF THE

                      INDIANA ENERGY, INC.

                     DIRECTORS COMPENSATION

                         DEFERRAL PLAN


        As Amended and Restated Effective May 1, 1997


                      FIRST AMENDMENT AND
                  COMPLETE RESTATEMENT OF THE
                      INDIANA ENERGY, INC.
                     DIRECTORS COMPENSATION
                         DEFERRAL PLAN
             (AS AMENDED AND RESTATED MAY 1, 1997)


     Pursuant to rights reserved under Section 6.02 of the Indiana Gas Company, Inc. Directors Compensation Deferral Plan (the "Plan"), Indiana Gas Company, Inc., by action of its Board of Directors, transfers sponsorship of the Plan to Indiana Energy, Inc., renames the Plan and amends and completely restates the Plan, effective as of May 1, 1997, to provide, in its entirety, as follows:

                            PREAMBLE


     The Indiana Gas Company, Inc. Directors Compensation Deferral Plan (the "Plan") is an unfunded supplemental retirement plan for directors of Indiana Gas Company, Inc. and Indiana Energy, Inc. (individually an "Employer" and collectively the
"Employers"). This Plan is intended to be a continuation of the director deferred fee plan which was initially effective February 1, 1981.

                           ARTICLE I
                          DEFINITIONS

     Section  1.01.   Administrator.   The  term  "Administrator"
means the Company which shall have the authority to manage and control the operation of this Plan.

     Section 1.02. Beneficiary. The term "Beneficiary" means for a Participant the individual or individuals designated by that Participant in the last Participation Agreement executed by that Participant to receive benefits in the event of that Participant's death.

     Section  1.03.   Company.  The term "Company" means  Indiana
Energy, Inc., and any successor thereto.

     Section 1.04. Compensation. The term "Compensation" means for each Participant in any Plan Year the total amount of remuneration for director services as paid to that Participant by the Employers in that Plan Year; provided, however, that a Director's Compensation shall not include any fees required to be paid in restricted shares of Indiana Energy, Inc. common stock under the Indiana Energy, Inc. Directors Restricted Stock Plan.

     Section 1.05. Director. The term "Director" means each non-employee member of the Board of Directors of an Employer.

     Section 1.06. Effective Date. The term "Effective Date" means January 1, 1995; provided, however, that except as provided below any deferrals made by Directors before January 1, 1995 shall be governed by the provisions of the Directors deferred fee plan in effect prior to January 1, 1995; provided, further, that any Director with a deferred account for the period before January 1, 1995 shall be permitted to convert the entire account to Phantom Units under this Plan as of January 1, 1995.

     Section 1.07. Employer. The term "Employer" means the Company, Indiana Gas Company, Inc., any other entity which is affiliated with the Company (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended) which (with the approval of the Company) adopts the Plan and any successor thereto. The term "Employers" means the Company, Indiana Gas Company, Inc. and the other participating affiliated entities collectively.

     Section 1.08. Interest Fund Subaccount. The term "Interest Fund Subaccount" means the bookkeeping account maintained for each Participant in this Plan which is credited in each Plan
Year with a rate of return as provided in Article III of this Plan.

     Section 1.09. Interest Fund Subaccount Rate. The term "Interest Fund Subaccount Rate" means the guaranteed rate of return credited to amounts held in the Interest Fund Subaccounts. The rate shall change each January 1 and shall be equal to the mean between the high and low of the "aa" rated Public Utility Preferred and Common Stock Yield Averages for the past twelve
(12) months as reported in Moody's Bond Survey in its first published issue in the November preceding the January 1 on which the rate is to come into effect.

     Section  1.10.   Participant.  The term "Participant"  means
any   individual   who  fulfills  the  eligibility   requirements
contained in Article II of this Plan.

     Section 1.11. Participation Account. The term "Participation Account" means the bookkeeping account maintained by the Company for each Participant reflecting amounts deferred under this Plan (as adjusted from time to time) and which is equal to the sum of the Participant's Interest Fund Subaccounts and Phantom Unit Subaccounts.

     Section 1.12. Participation Agreement. The term "Participation Agreement" means the agreement executed by a Director each Plan Year signifying his desire to become (or to continue to be) a Participant in this Plan and signifying the amount of his Compensation which is to be deferred during the subsequent Plan Year pursuant to the terms of this Plan.

     Section 1.13. Phantom Unit Subaccount. The term "Phantom Unit Subaccount" means the bookkeeping account maintained by the Company for each Participant in this Plan for each Plan Year during which the Participant has a deferred election in effect which is credited with Phantom Units.

     Section 1.14. Phantom Units. The term "Phantom Units" means the phantom units allocated to a bookkeeping account under this Plan with a per unit value equal to the value of Indiana Energy, Inc. common stock (as determined in the manner provided in Article III).

     Section  1.15.   Plan.   The  term  "Plan"  means  the  plan
embodied by this instrument as now in effect or hereafter amended.

     Section 1.16. Plan Year. The term "Plan Year" means the calendar year.

                           ARTICLE II
                   PARTICIPATION IN THE PLAN

     Section  2.01.  Eligibility.  As of the Effective Date,  all
Directors   of  the  Employers  shall  be  eligible   to   become
Participants in this Plan.

     Section 2.02.  Deferral Amounts.

          (a) Amount of Deferral. The amount of Compensation to be deferred in a Plan Year shall be designated by each
Participant in the Participation Agreement executed by that Participant for that Plan Year prior to the beginning of that Plan Year.

          (b) Special Rules for New Directors. For the Plan Year during which a person first becomes eligible to become a Participant, the Participant shall be provided by the Company the opportunity to make a special election for such Plan Year with respect to the Compensation paid in such Plan Year after the date on which he becomes an eligible Participant.

          (c) Timing of Deferral. The following rules govern the timing of the deferral of Compensation under this Plan:

               (i)   Compensation deferred  by  Participants
     shall be effected pro-rata from each payday in the Plan
     Year.

               (ii)   For   purposes  of   the   allocations
     described in Article III, the amount of any Compensation deferred hereunder shall not be credited to a Participant's Participation Account until the last day of the calendar month during which, but for the deferral, the deferred Compensation would have been paid.

          (d) Modification of Deferral Amount. A Participant may modify the amount of his Compensation to be deferred in a Plan Year under this Plan by written notice to the Secretary of the Company which is received by the Secretary of the Company prior to the beginning of that Plan Year.

          (e) Discontinuation of Participation. A Participant may discontinue his participation in this Plan by written notice to the Secretary of the Company which is received prior to the beginning of the Plan Year in which the discontinuation is to be effective or by failing to execute a Participation Agreement for that Plan Year. Any amounts previously deferred shall be paid in accordance with the provisions of this Plan and elections made by the Participant in his Participation Agreements.

          (f) Manner of Payout of a Participant's Participation Account. The manner in which a Participant's Participation Account attributable to deferrals in a Plan Year is to be distributed to that Participant under the provisions of this Plan shall be designated by that Participant in the Participation Agreement executed by that Participant for that Plan Year.

                          ARTICLE III
                            ACCOUNTS

     Section 3.01. Purpose of Participation and Guaranteed Accounts. The Company shall cause a Participation Account to be established in the name of each Participant. The Company shall cause a separate sub-account of a Participant's Participation Account for each Plan Year during which Participant defers
Compensation (the Plan Year Subaccount). Each Plan Year Subaccount shall be further allocated, as directed by the
Participant, between the Interest Fund Subaccount and Phantom Stock Subaccount. The purpose of establishing such Participation Accounts and Subaccounts is solely to provide a mechanism for determining the Participants' benefits under this Plan. It is the intent of the Employers that the Participants shall have no title to or beneficial ownership in any cash or investments which the Employers may set aside and allocate to these Accounts.

     Section 3.02. Investment of Deferrals. The Company shall cause a separate Plan Year Subaccount established for each Participant who is deferring any Compensation in such Plan Year. The amount of the deferral shall be allocated between the Interest Fund Subaccount and the Phantom Stock Subaccount in accordance with the investment directions provided by the Participant in his Participation Agreement for such Plan Year. A Participant may allocate deferrals between the Interest Fund Subaccount and Phantom Stock Subaccount in twenty-five percent (25%) increments. As of each January 1, a Participant shall be permitted by written instructions to the Secretary of the Company to change the investment directions of any deferrals for one (1) or more of the previous Plan Year Subaccounts. In such direction, the Participant needs to designate the Plan Year Subaccounts for which the revised election or elections apply. Changes shall be permitted in twenty-five percent (25%) increments.

     Section  3.03.   Description of Interest  Fund  and  Phantom
Stock Subaccounts.

          (a) Interest Fund Subaccounts. Any monies credited to a Participant's Interest Fund Subaccount shall be credited with simple interest monthly at the Interest Fund Subaccount Rate in effect for such month based on the amounts held in such Subaccount as of the last day of the preceding calendar month.

          (b) Phantom Stock Subaccount. As of the last day of any calendar month during which amounts are credited to a Participant's Phantom Stock Subaccount, the Company shall cause a number of Phantom Stock Units to be credited to the Phantom Stock Subaccount equal to a number determined by dividing the total amount of the allocation for such month by the average of the daily averages of the high and low sales price of shares of Indiana Energy, Inc. common stock for each of the trading days in such month (as reported in The Wall Street Journal). Any time that there is a dividend paid on shares of Indiana Energy, Inc. common stock, the Company shall cause each Participant's Phantom Stock Subaccount to be credited with an amount equal to the aggregate dividend which would have been payable to such Subaccount during such month if such Subaccount was invested in shares of Indiana Energy, Inc. common stock rather than Phantom Shares (without regard to whether the Phantom Shares were allocated to such Subaccount on the record date for such dividend). Any dividend equivalent credits for a calendar month shall be converted to Phantom Units, along with any additional deferrals allocated in such month, in the manner described above.

          (c) Special Adjustments. In the event of any change in the outstanding common stock of Indiana Energy, Inc. by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, stock rights plan or exchange of shares or other similar corporate change, the aggregate number of Phantom Units allocable to a Participant's Phantom Unit Subaccount shall be appropriately adjusted by the Chief Executive Officer of the Company, whose determination shall be conclusive, consistent with the corporate transaction.

     Section 3.04.  Allocation and Distributions.

          (a) Distributions. Distributions under Article IV for each Plan Year Subaccount shall be charged proportionately against the Participant's Interest Fund Subaccount and Phantom Stock Subaccount based on the balances credited to such Subaccounts as of the last day of the immediately preceding month.
          (b) Conversion of Phantom Units. For purposes of effecting distributions from the Phantom Stock Subaccount, the Phantom Stock Units to be distributed shall be deemed to have a per unit value equal to the average of the daily averages of the high and low sales price of Indiana Energy, Inc. common stock for each of the trading days in the calendar month immediately preceding the month the distribution is to be effected.

                           ARTICLE IV
                            BENEFITS

     Section 4.01. Death Benefits. If a Participant dies prior to the commencement of his benefits under this Article IV, the Beneficiary of that Participant, as determined pursuant to the last Participation Agreement executed by that Participant, shall receive the balance contained in his Participation Account. Payments under this Section 4.01 shall be paid in a single lump sum cash payment no later than the last day of the third (3rd) calendar month following the date of the Participant's death.

     Section 4.02. Other Distributions. A Participant's Plan Year Subaccounts shall be paid to him on the date and in the manner designated by that Participant in his Participation Agreements; provided, however, that under no circumstances shall payment commencement be deferred more than sixty (60) calendar days after the date on which the Participant ceases to be a director. If any or all of the benefits of a Participant are being paid in installments and that Participant dies prior to receiving the final installments due hereunder, the remaining amounts in his Participation Account shall be paid to that Participant's Beneficiary, as determined pursuant to the last Participation Agreement executed by that Participant, in a single lump sum cash payment.

                           ARTICLE V
                         ADMINISTRATION

     Section  5.01.  Delegation of Responsibility.   The  Company
may delegate duties involved in the administration of this Plan to such person or persons whose services are deemed by it to be necessary or convenient.

     Section 5.02. Payment of Benefits. The amounts allocated to a Participant's Participation Account and payable as benefits under this Plan shall be paid solely from the general assets of the Employers. The payment of benefit obligation shall be allocated between the Employers based on the portion of the Compensation which would have been paid by each Employer but for the deferral. No Participant shall have any interest in any specific assets of an Employer under the terms of this Plan. This Plan shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between any Participant and the Employers. An Employer's obligation under this Plan is purely contractual and shall not be funded or secured in any way.

                           ARTICLE VI
                AMENDMENT OR TERMINATION OF PLAN

     Section 6.01. Termination. The Company may at any time terminate this Plan. As of the first Plan Year beginning after the date on which this Plan is terminated, no additional amounts shall be deferred from any Participant's Compensation. The Company shall direct the Employers to pay to each such Participant the balance contained in his Participation Account at such time and in the manner designated by that Participant in the Participation Agreements executed by that Participant.

     Section 6.02. Amendment. The Company may amend the provisions of this Plan at any time; provided, however, that no amendment shall adversely affect the rights of Participants or their Beneficiaries with respect to the balances contained in their Participation Accounts immediately prior to the amendment.

                          ARTICLE VII
                         MISCELLANEOUS

     Section 7.01. Successors. This Plan shall be binding upon the successors of the Employers.

     Section 7.02. Choice of Law. This Plan shall be construed and interpreted pursuant to, and in accordance with, the laws of the State of Indiana.

      Section 7.03. No Employment Contract. This Plan shall not be construed as affecting in any manner the rights or obligations of the Employers or of any Participant to continue or to terminate director status at any time.

     Section 7.04. Non-Alienation. No Participant or his Beneficiary shall have any right to anticipate, pledge, alienate or assign any of his rights under this Plan, and any effort to do so shall be null and void. The benefits payable under this Plan shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

     Section  7.05.  Gender and Number.  Words in one (1)  gender
shall   be   construed  to  include  the  other   genders   where
appropriate; words in the singular or plural shall be construed as being in the plural or singular where appropriate.

     Section 7.06. Disclaimer. The Employers make no representations or assurances and assume no responsibility as to the performance by any parties, solvency, compliance with state and federal securities regulation or state and federal tax consequences of this Plan or participation therein. It shall be the responsibility of the respective Participants to determine such issues or any other pertinent issues to their own satisfaction.

     Section 7.07. Designation of Beneficiaries. Each Participant shall designate in his Participation Agreement his Beneficiary and his contingent Beneficiary to whom death benefits due hereunder at the date of his death shall be paid; provided, however, that the Beneficiary and Contingent Beneficiary designated by a Participant in the last Participation Agreement executed by that Participant shall supersede all other Beneficiary or Contingent Beneficiary designations made by that Participant in any earlier Director's Participation Agreement executed by that Participant. If any Participant fails to designate a Beneficiary or if the designated Beneficiary predeceases any Participant, death benefits due hereunder at that Participant's death shall be paid to his contingent Beneficiary or, if none, to the deceased Participant's surviving spouse, if any, and if none to the deceased Participant's estate.

     This  First Amendment and Complete Restatement of  the  Plan
has  been  executed on this     day of             , 199___,  and
shall be effective as of May 1, 1997.

                                   INDIANA GAS COMPANY, INC.



                                   By:

                                   Its:   Chairman of the Board


                                   INDIANA ENERGY,INC.



                                   By:

                                   Its:   Chairman of the Board